UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

————————————

XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

————————————

Cayman Islands	1-10809	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2006, XL Capital Ltd, a Cayman Islands exempted limited company (the “Company”), together with its wholly-owned subsidiaries X.L. America, Inc., a Delaware corporation (“XLA”), XL Insurance (Bermuda) Ltd, a Bermuda exempted company (“XLI”), and XL Re Ltd, a Bermuda exempted company (“XLRe” and, together with the Company, XLA and XLI, the “Account Parties”), entered into Amendment No. 1 (the “Amendment”) to the Note Purchase Agreement, dated as of April 12, 2001 (the “Agreement”), between the Account Parties and the noteholders party to the Agreement (the “Noteholders”).

The Agreement relates to XLA’s 6.58% guaranteed senior notes due April 12, 2011. The Amendment, among other things, provides that (i) no interest of the Company and its subsidiaries in the registrant’s subsidiary Security Capital Assurance Ltd (“SCA”) or any of its subsidiaries will be taken into account in determining the consolidated stockholders’ equity of the Company and its subsidiaries, (ii)  SCA and its subsidiaries will be excluded from the defined terms “Significant Subsidiary” and “Subsidiary” in the Agreement following the initial public offering of common shares of SCA and (iii) certain transactions in connection with the initial public offering of common shares of SCA will be permitted under the terms of the asset sale covenant of the Agreement. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Noteholders party to the Agreement and/or their respective affiliates have, from time to time, performed various investment or commercial banking and financial advisory services for the Account Parties in the ordinary course of business.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Amendment No. 1, dated as of May 31, 2006, to the Note Purchase Agreement, dated as of April 12, 2001, relating to XLA’s 6.58% guaranteed senior notes due April 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2006

XL CAPITAL LTD
(Registrant)

By:   /s/ Kirstin Gould
        Name:  Kirstin Gould
        Title:    Senior Vice President,
                     Chief  Corporate Legal Officer &
                     Secretary